Exhibit 10.1

$220,000,000

SUNPOWER CORPORATION

4.5% Senior Cash Convertible Debentures Due 2015

PURCHASE AGREEMENT

March 25, 2010

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA), LLC

As Representatives of the Several Initial Purchasers,

c/o	Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Credit Suisse Securities (USA), LLC
Eleven Madison Avenue
New York, NY, 10010

Dear Sirs:

1. Introductory. SunPower Corporation, a Delaware corporation (“Company”), proposes to issue and sell $220,000,000 aggregate principal amount of 4.5% Senior Cash Convertible Debentures due 2015 (“Firm Securities”). The Company also proposes to sell to the Initial Purchasers, at the option of the Initial Purchasers, up to an additional $30,000,000 aggregate principal amount of 4.5% Senior Cash Convertible Debentures due 2015 (“Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Offered Securities will be issued pursuant to the Indenture, dated as of February 7, 2007, as supplemented by the Fourth Supplemental Indenture, to be dated as of April 1, 2010 (as amended and supplemented, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be convertible into cash, and not into shares of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Offered Securities and the Indenture. The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom. The Company hereby agrees with the several Initial Purchasers named in Schedule A hereto (“Initial Purchasers”) as follows:

2. In connection with the sale of the Offered Securities, the Company has prepared a preliminary offering memorandum dated March 24, 2010 (the “Preliminary Memorandum”) setting forth or including or incorporating a description of the terms of the Offered Securities, a description of the

Common Stock, the terms of the offering of the Offered Securities, a description of the Company and any material developments relating to the Company after the date of the most recent historical financial statements included or incorporated therein. As used herein, “General Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications, including the pricing term sheet attached as Schedule 2, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Offered Securities prior to the time when sales of the Offered Securities were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”). The Company hereby confirms that it has authorized the use of the General Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Offered Securities by the Initial Purchasers.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Initial Purchasers that:

(a) The General Disclosure Package does not, at the Time of Execution and the Final Memorandum will not, as of its date, on the Closing Date and on the Optional Closing Date, if any, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the General Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. (“Deutsche Bank”), Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA), LLC (“Credit Suisse”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (collectively, the “Representatives”) specifically for inclusion therein. The Company has not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than the General Disclosure Package and Final Memorandum), an “Issuer Written Communication”) other than the General Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the General Disclosure Package and the Final Memorandum does not conflict with the General Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the General Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date and on any Optional Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For purposes of this Agreement:

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Rules and Regulations” means the rules and regulations of the Commission.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set for in the General Disclosure Package and Final Memorandum under the heading “Capitalization”.

(c) The Company is duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except for any such jurisdiction where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(e) The Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Memorandum and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into cash in accordance with the terms of the Indenture. The shares of Common Stock outstanding as of the date hereof have been duly authorized and validly issued, are fully paid and non-assessable, conform to the information in the General Disclosure Package and to the description of the Common Stock contained in the Final Memorandum; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any preemptive or similar rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package.

(g) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Except as disclosed in the General Disclosure Package and assuming the SEC had granted, prior to the date hereof, the no action request made in the letter dated March 19, 2010, the Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 of the Exchange Act. The Common Stock is registered pursuant to

Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing.

(i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act or such as may be required under state securities laws.

(j) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (c) the charter or by-laws of the Company or any such subsidiary, except, in the cases of clauses (a) and (b) above, as would not have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Purchase Agreement, and in the case of clause (b) above, as has been waived and consented to by the appropriate counterparties, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and material to the Company’s business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property material to the Company’s business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, except as the General Disclosure Package discloses may occur.

(n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(o) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim or threatened action relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package; and the Company is not aware of any pending or threatened investigation which might lead to such a claim. In the ordinary course of business, the Company (1) conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, and the Company has identified and evaluated associated costs and liabilities, and any capital or operating expenditures, required for cleanup or closure of properties under, or compliance with, Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties; and (2) has conducted environmental investigations of, and has reviewed information regarding, its business, properties and operations, and those of other properties within the vicinity of its businesses, properties and operations; on the basis of such review and investigations, the Company has reasonably concluded that, except as disclosed in the General Disclosure Package, any costs and liabilities associated with such matters would not have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package.

(q) Except as disclosed in the General Disclosure Package, there are no pending actions, suits, charges (by any governmental entity), investigations, requests for information (by any governmental entity) or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package or the Final Memorandum, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(r) The financial statements included or incorporated by reference in the General Disclosure Package and the Final Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis and the assumptions used in preparing the as adjusted financial information included or incorporated by reference in the General Disclosure Package and the Final Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.

(s) Except as disclosed in the General Disclosure Package, since the date of the Company’s latest audited financial statements included or incorporated by reference in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) All material Tax returns required to be filed by the Company or any of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and all Taxes shown on such returns have been paid. All material Taxes due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (1) currently payable without penalty or interest or

(2) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (1) and (2), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with U.S. GAAP. Except as disclosed in the General Disclosure Package, no material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its subsidiaries. To the knowledge of the Company, the reserves on the books and records of the Company and its subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(u) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or has otherwise made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) As of the date of this Agreement, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(y) Subject to the facts and risks disclosed in the General Disclosure Package with respect to clauses (B) and (D) of this paragraph and subject to the disclosure in the General Disclosure Package, the Final Memorandum and the documents incorporated therein by reference regarding material weaknesses in the Company’s internal controls over financial reporting, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the General Disclosure Package, the Final Memorandum and the documents incorporated therein by reference, the general accounting records of the Company and of each of its subsidiaries provide the basis for the preparation of the Company’s consolidated financial statements under U.S. GAAP and have been maintained in compliance with applicable laws. Except as otherwise disclosed in the General Disclosure Package, the Final Memorandum and the documents incorporated therein by reference, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act are accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(z) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included or incorporated by reference in the General Disclosure Package and the Final Memorandum accurately and fully describes in all material respects (1) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (2) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (3) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(aa) Except as disclosed in the General Disclosure Package, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, children, and any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its subsidiaries, on the one hand, and its affiliates, officers and directors or their stockholders, customers or suppliers, on the other, which, although required to be disclosed, are not disclosed in the General Disclosure Package.

(bb) There are no material contracts or documents that would be required to be described in a prospectus pursuant to the Act that have not been so described in the General Disclosure Package and Final Memorandum.

(cc) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent public accounting firm within the meaning of the Act and the rules and regulations of the Commission thereunder.

(dd) The statements set forth or incorporated by reference in the General Disclosure Package and the Final Memorandum under the caption “Description of the Debentures,” insofar as they purport to constitute a summary of the material terms of the Offered Securities, under the caption “Description of Class A Common Stock,” insofar as they purport to constitute a summary of the material terms of the Common Stock, fairly summarize in all material respects the matters referred to therein.

(ee) All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained or incorporated by reference in the General Disclosure Package and were issued in compliance with federal and state securities laws. The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option, except for option in connection with which appropriate expenses were recorded in accordance with U.S. GAAP. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with U.S. GAAP and no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(ff) The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(gg) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; it being understood and agreed that the concurrent convertible debenture hedge and warrant transactions as each described in the General Disclosure Package under the captions “Entry Into Convertible Debenture Hedge” and “Sale of Warrants” shall not result in a breach of this Section 3(gg).

(hh) The Rights Agreement, dated as of August 12, 2008, between the Company and Computershare Trust Company, N.A., as rights agent, has been duly authorized, executed and delivered by the Company, and the Rights have been duly authorized by the Company and validly issued.

(ii) None of the Company, the Subsidiaries or any of their respective “Affiliates” (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Offered Securities in a manner that would require the registration under the Act of the Offered Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Offered Securities in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Offered Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(jj) No securities of the Company or any of its subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Offered Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(kk) None of the Company or its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Common Stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price set forth in Schedule B, the respective principal amounts of Firm Securities set forth opposite the names of the Initial Purchasers in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Initial Purchasers against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Jones Day, 1755 Embarcadero Road, Palo Alto, CA 94304, at 9:00 A.M., New York time, on April 1, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered will be in the form of one or more permanent global securities in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Jones Day at least 24 hours prior to the First Closing Date. The Company shall deliver the Firm Securities through the facilities of the Depositary Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 13 days subsequent to the date of the Final Memorandum, the Initial Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of the Firm Securities (including any accrued interest thereon to the related Optional Closing Date). The Company agrees to sell to the Initial Purchasers the principal amount of Optional Securities specified in such notice and the Initial Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Initial Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name bears to the total principal amount of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Initial Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Initial Purchasers, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Jones Day. The Optional Securities being purchased on each Optional Closing Date will be in the form of one or more permanent global securities in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Jones Day at a reasonable time in advance of such Optional Closing Date. The Company shall deliver the Optional Securities through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Offered Securities to prospective purchasers at the price and upon the terms set forth in the General Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

6. Certain Agreements of the Company. The Company agrees, with the several Initial Purchasers that:

(a) Until the later of (i) the completion of the distribution of the Offered Securities by the Initial Purchasers and (ii) the Closing Date, or the Optional Closing Date if applicable, the Company will not amend or supplement the General Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities (other than the General Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act that is incorporated by reference into the General Disclosure Package or the Final Memorandum unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchasers shall have given their consent, which shall not unreasonably be withheld, delayed or conditioned. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the General Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Offered Securities by the Initial Purchasers.

(b)(1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Offered Securities, any event occurs or information becomes known as a result of which the General Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the General Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Representatives and will prepare, at the expense of the Company, an amendment or supplement to the General Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date or any Optional Closing Date (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the General Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the General Disclosure Package so that any of the General Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Representatives and forthwith prepare and, subject to paragraph (a) above, furnish to the Representatives such amendments or supplements to any of the General Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the General Disclosure Package or so that the General Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(c) The Company will furnish to the Representatives copies of the General Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto, in each case in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(d) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(e) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its common stock regardless of class (the “Securities”) or securities convertible into or exchangeable or exercisable, in each case during the Lock-Up Period, for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except (i) the sale by the Company of the Offered Securities hereunder, (ii) grants of equity awards pursuant to the terms of a plan in effect on the date hereof or disclosed in the General Disclosure Package, (iii) issuances of Securities pursuant to the exercise of such awards or the exercise of any other equity awards outstanding on the date hereof, (iv) the filing of any amendment or supplements to the Company’s registration statements on Form S-3 (Registration No. 333-140198) and Form S-8 (Registration Nos. 333-140197, 333-142679, 333-150789 and 333-130340), (v) the filing of any registration statement on Form S-8 to register shares of its Securities reserved for issuance under the Company’s employee stock plans, (vi) up to an aggregate maximum of 5,000,000 shares of its Securities or other rights to acquire its Securities which the Company may issue in connection with transactions with others (a “Third Party”), including in acquisitions; provided, however, that with respect to all such shares, each Third Party must enter into an agreement that provides that, for the Lock-Up Period, each Third Party will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition without the prior written consent of the Representatives, and the filing of a registration statement relating to such shares, provided, however, that such registration statement shall make clear that such Third Parties are subject to the Lock-Up Period, (vii) the issuance of shares of Securities in exchange for indebtedness of the Company outstanding on the date hereof, and (viii) the sale by the Company of warrants in connection with the Warrant Transaction Confirmation, each dated March 25, 2010, between the Company and each of Credit Suisse Securities (USA), LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. The initial Lock-Up Period for the shareholders listed in Schedule C commenced on March 15, 2010 and the initial Lock-Up Period for the Company commenced on March 25, 2010, and each will continue and include the date 90 days after the offering date set forth on the Final Memorandum provided for the information of the Initial Purchasers and for delivery to prospective purchasers of the Offered Securities.

(f) Except in accordance with the provisions of the lock-up letters substantially in the forms attached as Annex A, for the period specified in such letter, the Company shall not allow the employees listed in Schedule C to sell or otherwise transfer, without the prior written consent of Deutsche Bank, any Securities or securities convertible into or exchangeable or exercisable for any shares of Securities.

(g) The Company agrees with the several Initial Purchasers that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for expenses (excluding fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of Offered Securities, for expenses incurred in distributing the Final Memorandum (including any amendments and supplements thereto) to the Initial Purchasers and for expenses incurred for preparing, printing and distributing any Issuer Written Communication to investors or prospective investors, any applicable listing or other fees, all fees and expenses of the Trustee or any agent thereof, and for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, excluding the cost of any aircraft chartered in connection with attending or hosting such meetings (such travel and other expenses in connection with such meetings, collectively, the “Road Show Expenses”).

(h) The Company shall apply the net proceeds from the sale of the Offered Securities being sold by the Company as set forth in the General Disclosure Package, and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities; it being understood and agreed that the concurrent offering of the convertible debenture hedge and warrant transactions as each described in the General Disclosure Package under the captions “Entry into Convertible Debenture Hedge” and “Sale of Warrants” shall not result in a breach of this Section 6(i).

(j) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Offered Securities in a manner which would require the registration under the Act of the Offered Securities.

(k) The Company will not, and will not permit any of the subsidiaries of the Company or their respective Affiliates or persons acting on their behalf to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Offered Securities in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(l) For so long as any of the Offered Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of such Offered Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(m) The Company will use its best efforts to permit the Convertible Securities to be eligible for clearance and settlement through The Depository Trust Company.

7. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, addressed to the Initial Purchasers, dated the date hereof, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable sections of Regulation S-X;

(ii) they have read the minutes of the 2010 meetings of the stockholders, the Board of Directors, Nominating and Corporate Governance Committee, Audit Committee, and Special Committee of the Board of Directors of the Company and its subsidiaries as set forth in the minute books at March 24, 2010, and have been advised by the officials of the Company that the minutes of all such meetings through that date were set forth therein (except for such minutes as set forth therein which were not approved in final form, for which they received drafts, and which drafts officials of the Company represented include all substantive actions taken at such meeting), and have carried out other procedures to March 24, 2010 (their work not having extended to March 25, 2010), but the foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB and would not necessarily reveal matters of significance with respect to the comments in the following paragraph (iv), so they make no representations as to the sufficiency of the foregoing procedures for the purposes of those receiving the letter;

(iii) they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (A) at March 24, 2010 there was any change in the capital stock or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the January 3, 2010 consolidated balance sheet incorporated by reference in the Offering Memorandum, or (B) for the period from January 4, 2010 to March 24, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in total revenue, and on the basis of these inquiries and their reading of the minutes as described in paragraph (iii) above, nothing came to their attention that caused them to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases, that the Offering Memorandum discloses have occurred or may occur, except that (C) capital stock increased by approximately $371,000 due to the exercise of employee stock options and vesting of restricted stock units, and (D) the carrying amount of long-term debt increased by $5,436,000 due to the accretion of debt discount.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Initial Purchasers including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Initial Purchasers including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the Philippines, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

(c) The Representatives shall have received an opinion, dated such Closing Date, of Jones Day, counsel for the Company, as to the matters described in Annex B.

(d) The Representatives shall have received (i) an opinion of Mourant du Feu & Jeune, Cayman Islands counsel for the Company, substantially in the form attached as Annex C and (ii) an opinion of Poledna Boss Kurer AG, Swiss counsel for the Company, as to the matters described in Annex D.

(e) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(h) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters substantially in the form attached as Annex A from the persons listed in Schedule C, except as agreed upon by the Company and the Representatives prior to the date of this Agreement.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Representations and Warranties of the Initial Purchasers.

(a) Each of the Initial Purchasers represents and warrants to the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Offered Securities only from, and will offer the Offered Securities only to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A.

(b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Securities or has in its possession or distributes any General Disclosure Package or Final Memorandum or any such other material, in all cases at its own expense; (ii) the Offered Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act; (iii) it is a QIB within the meaning of Rule 144A; and (iv) without the prior consent of the Company, other than one or more term sheets relating to the Offered Securities containing customary information, it has not made and will not make any offer relating to the Offered Securities that would constitute a “written communication” (within the meaning of the Act and the rules and regulations thereunder) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities other than the General Disclosure Package or the Final Memorandum, including without limitation, any road show relating the Offered Securities that constitutes such a written communication other than the Recorded Road Show (the “Supplemental Document”).

(c) Each Initial Purchaser, severally and not jointly represents and warrants and agrees with the Company that:

(i) in relation to each member state (each, a “Relevant Member State”) of the European Economic Area that has implemented Directive 2003/71/EC (including any relevant implementing measure in each Relevant Member State, the “Prospectus Directive”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Offered Securities to the public (as such expression is defined in Section 17) in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or (D) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

9. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Initial Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the General Disclosure Package, any Issuer Written Communication or Final Memorandum, or, in each case, arise out of or are based upon the omission or alleged omission, of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Initial Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Initial Purchaser Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any the General Disclosure Package, any Issuer Written Communication or Final Memorandum, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action, as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in each General Disclosure Package and Final Memorandum furnished on behalf of each Initial Purchaser: the first sentence of the second paragraph, and the first, second and fourth sentences in the third paragraph and the fourth paragraph under “The Offering—Convertible Debenture Hedge and Warrant Transactions;” the first sentence in the second paragraph, the first, second and fourth sentences in the third paragraph, and the fourth paragraph under “Risk Factors—The convertible debenture hedge and warrant transactions may affect the value of the debentures and our class A common stock”; this information contained in the third sentence of the eighth paragraph, the entirety of the ninth paragraph and the third and fifth sentences of the tenth paragraph under the caption “Plan of Distribution.”

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Initial Purchasers are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase on such Closing Date. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Initial Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: ECM Syndicate Desk (Fax: 212-797-9344), Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (Fax: 212-816-7912) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department (Fax: 646-855-3073), with a copy to ECM Legal (Fax: 212-230-8730) or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3939 North First Street, San Jose, California 95134 (Fax: 408-240-5400), Attention: Chief Financial Officer; provided, however, that any notice to an Initial Purchaser pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

14. Representation of Initial Purchasers. The Representatives will act for the several Initial Purchasers in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Initial Purchasers.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Representative is acting solely as a principal in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Representative have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Research Independence. In addition, the Company acknowledges that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Initial Purchasers’ investment banking divisions. The Company acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representative understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Initial Purchasers in accordance with its terms.

Very truly yours,

SUNPOWER CORPORATION

By:	/s/ Bruce Ledesma
Name:	Bruce Ledesma
Title:	General Counsel

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as a Representative of the several Initial Purchasers

By    DEUTSCHE BANK SECURITIES INC.

By:	/s/ Peter Barna
Name:	Peter Barna
Title:	Managing Director

By:	/s/ Andrew Yaeger
Name:	Andrew Yaeger
Title:	Managing Director

[Signature Page to Purchase Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself and as a Representative of the several Initial Purchasers

By    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chet Bozdog
Name:	Chet Bozdog
Title:	Managing Director

[Signature Page to Purchase Agreement]

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as a Representative of the several Initial Purchasers

By    CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Guy Seebohm
Name:	Guy Seebohm
Title:	MD—ECM

By:	/s/ Nicole Lampsa
Name:	Nicole Lampsa
Title:	Vice President

[Signature Page to Purchase Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

Acting on behalf of itself and as a Representative of the several Initial Purchasers

By    CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Brad David
Name:	Brad David
Title:	Director

[Signature Page to Purchase Agreement]